UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2021
BOSTON PROPERTIES, INC.
BOSTON PROPERTIES LIMITED PARTNERSHIP
(Exact Name of Registrants As Specified in its Charter)

Boston Properties, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street, Suite 1900, Boston, Massachusetts 02199
(Address of Principal Executive Offices) (Zip Code)
(617) 236-3300
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Boston Properties, Inc.	Common Stock, par value $0.01 per share	BXP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Boston Properties, Inc.:
Emerging growth company ☐

Boston Properties Limited Partnership:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Boston Properties, Inc. ☐         Boston Properties Limited Partnership ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2021, Karen E. Dykstra resigned as a director of Boston Properties, Inc. (the “Company”), the sole general partner of Boston Properties Limited Partnership (the “Operating Partnership”), effective as of 5:00 p.m. on December 20, 2021, to devote more time to her other business interests. Ms. Dykstra has confirmed to the Company’s Board of the Directors (the “Board”) that her resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
On December 20, 2021, the Board appointed Mary E. Kipp as a director of the Company to fill the vacancy created by the resignation of Ms. Dykstra. Ms. Kipp will hold office until the Company’s 2022 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier resignation or removal. The Board also appointed Ms. Kipp to its Audit Committee and Sustainability Committee.
Ms. Kipp has been the President and Chief Executive Officer and a director of both Puget Energy, Inc., an energy services holding company, and its wholly owned subsidiary, Puget Sound Energy, Inc., the largest electric and natural gas utility in the state of Washington, since January 2020. Prior to her appointment as President and Chief Executive Officer, Ms. Kipp served as President of both Puget Energy, Inc. and Puget Sound Energy, Inc. from August 2019 to December 2019. Prior to joining Puget Energy, Inc. and Puget Sound Energy, Inc., Ms. Kipp held various positions at El Paso Electric Company (NYSE: EE) dating back to 2007, including President and Chief Executive Officer from May 2017 to August 2019 and Chief Executive Officer from December 2015 to May 2017, and she was a member of the board of directors of El Paso Electric Company from May 2017 to August 2019. Ms. Kipp currently serves on the boards of Energy Insurance Mutual, Washington Roundtable, Alliance to Save Energy and Seattle University, and previously served as deputy chair of the board of directors of the Federal Reserve Bank of Dallas and as a director of Landis+Gyr. Ms. Kipp received her BA from Williams College, her JD from the University of Texas School of Law, and is an alumnus of Exeter College, Oxford University.
Pursuant to the Company's Non-Employee Director Compensation Plan, the Company will grant Ms. Kipp a number of shares of restricted stock of the Company (or, if elected by Ms. Kipp, LTIP Units of the Operating Partnership, or both) valued at $62,500 on December 28, 2021, the fifth business day after her initial appointment to the Board. The value of the grant of restricted stock or LTIP Units was calculated by pro rating an annual grant of restricted stock or LTIP Units with a value of $150,000 for the approximately five months from the date of Ms. Kipp’s appointment to the first anniversary of the Company’s most recently held annual meeting of stockholders. The actual number of shares of restricted stock or LTIP Units to be granted will be determined by dividing (1) $62,500 by (2) the closing market price of the Company’s common stock on the New York Stock Exchange on the grant date. The shares or LTIP Units will vest on the date of the Company’s 2022 annual meeting of stockholders.
In connection with Ms. Kipp’s appointment to the Board, the Company, the Operating Partnership and Ms. Kipp entered into an indemnification agreement in substantially the same form as the Company and the Operating Partnership have entered into with each of the Company’s existing directors. The indemnification agreement requires, among other matters, that the Company and the Operating Partnership indemnify Ms. Kipp to the fullest extent permitted by law for all expenses and liabilities arising out of any proceeding involving Ms. Kipp by reason of her service as a member of the Board and advance to her related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer
and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By: Boston Properties, Inc., its General Partner

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer
and Treasurer

Date: December 20, 2021